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                                                                     EXHIBIT 5.1

                                       ATTORNEYS AT LAW        Broomfield, CO
                                                               720 566-4000

                                                               Palo Alto, CA
                                       4401 Eastgate Mall      650 843-5000
                                       San Diego, CA
                                       92121-1909              Reston, VA
                                       Main  858 550-6000      703 456-8000
                                       Fax   858 550-6420      San Francisco, CA
                                                               415 693-2000

                                       www.cooley.com

                                       STEVEN M. PRZESMICKI
                                       (858) 550-6070
                                       przes@cooley.com


March 17, 2004



Anadys Pharmaceuticals, Inc.
9050 Camino Santa Fe
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Anadys Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus"), and the underwritten public offering of up to 7,187,500 shares of the Company's Common Stock, par value $0.001 per share, including 937,500 shares of Common Stock for which the underwriters have been granted an over-allotment option (collectively, the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:  /s/ Steven M. Przesmicki
     ----------------------------------
     Steven M. Przesmicki